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                                                                   Exhibit 10.22

                          AMENDMENT NO. 1 TO GUARANTEE

         THIS AMENDMENT NO. 1, dated as of April 30, 1999 to the Guarantee, dated as of April 30, 1998 (the "Guarantee") from VISIBLE GENETICS INC., an Ontario corporation (the "Guarantor") to HILAL CAPITAL, LP, a Delaware limited partnership, HILAL CAPITAL QP, LP, a Delaware limited partnership, HILAL CAPITAL INTERNATIONAL, LTD., an exempted company formed under the laws of the Cayman Islands, HIGHBRIDGE INTERNATIONAL LLC, a Cayman Islands company and HILAL CAPITAL MANAGEMENT LLC, a Delaware limited liability company, as adviser for Leo Holdings, Inc. ("LHI") (collectively, the "Lenders")

WHEREAS:

A. Pursuant to a term loan agreement dated as of April 30, 1998 (the "Original Term Loan Agreement", and as amended by Amendment No. 1 thereto dated as of April 29, 1998 and by the Amendment (as defined below) and as may be further amended from time to time, the "Term Loan Agreement") between VISIBLE GENETICS CORP. (the "Borrower"), the Lenders, and C. J. Partners, L.P. ("CJP"), the Lenders and CJP made loans to the Borrower in the aggregate principal amount of U.S. $8 million (the "Loans ").

B. Pursuant to the Guarantee, the Guarantor guaranteed payment and performance of all of the obligations of the Borrower pursuant to and in connection with the Term Loan Agreement.

C. As security for its obligations under the Guarantee, the Guarantor granted various security to the Lenders and CJP (collectively, the "Security"), including, without limitation, by way of (i) a general security agreement dated April 30, 1998 between the Guarantor and Hilal Capital Management LLC, as security agent for the Lenders and CJP (the "Security Agent"), (ii) an assignment for security (trademarks) dated April 30, 1998 from the Guarantor in favour of the Lenders and CJP, (iii) an assignment for security (patents) dated April 30, 1998 from the Guarantor in favour of the Lenders and CJP, (iv) a notice of security interest-trade-marks dated April 30, 1998 by the Guarantor and the Security Agent, and (v) a notice of security interest-patents dated April 30, 1998 by the Guarantor and the Security Agent.

D. The Borrower and the Lenders have entered into Amendment No. 2 to the Term Loan Agreement dated as of the date hereof (the "Amendment") pursuant to which, among other things, (i) the Initial Maturity Date has been extended to December 31, 1999; (ii) the Tranche A Maturity Date has been accelerated to July 1, 1999, (iii) the Borrower has been permitted, subject to certain conditions, to borrow up to U.S.$5 million principal amount of Permitted Senior Indebtedness from lenders other than the Lenders which may be secured by Liens on Guarantor's assets that may be senior and prior to the Liens securing the Initial Loans; and (iv) the Borrower and Lenders have made certain other amendments to the Term Loan Agreement.

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F.     As a condition to the Lenders agreeing to enter into the Amendment, among other things, the Guarantor is issuing to the Lenders concurrently herewith warrants to purchase an aggregate of 140,000 common shares of the Guarantor.

G. It is a condition to the effectiveness of the Amendment that the Guarantor and the Lenders execute this Amendment No. 1 to the Guarantee ("Guarantee Amendment").

         NOW THEREFORE in consideration of the agreement of the parties to enter into the Amendment, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Guarantor and the Lenders), the Guarantor and the Lenders hereby agree as follows:

1. All words and phrases capitalized in this agreement shall, unless otherwise defined by this Guarantee Amendment, have the meanings assigned to them in the Term Loan Agreement.

2. The Guarantor hereby consents to the execution and delivery of the Amendment and to the changes to the Original Term Loan Agreement (as amended by Amendment No. 1 thereto) and other documents effected thereby.

3. The Guarantor agrees that: (a) the Guarantee will continue to be a guarantee of payment or performance, as the case may be, of all the debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Borrower to any of the Lenders or remaining unpaid or unperformed by the Borrower to any of the Lenders pursuant to or in connection with the Term Loan Agreement, the Notes or any other Loan Document, including, without limitation, the payment of the Initial Loans, the Tranche A Loan, interest, fees, indemnification payments and expense reimbursements, and (b) the execution and delivery of the Amendment or any other document related thereto will not in any manner whatsoever reduce or otherwise prejudice any of the rights of the Lenders pursuant to the Guarantee.

4. The Guarantor agrees that: (a) the Security will continue to secure payment or performance, as the case may be, of all debts, obligations and liabilities of any kind whatsoever of the Guarantor to the Lenders and the Security Agent or any of them pursuant to or in connection with the Guarantee, the Term Loan Agreement or any of the other Loan Documents to which the Guarantor is a party, and (b) the execution and delivery of the Amendment or any other document related thereto will not in any manner whatsoever reduce or otherwise prejudice any of the rights of the Lenders or the Security Agent pursuant to the Security, except as expressly provided herein.

5. Section 1.01 of the Guarantee is hereby amended by adding the following additional definitions to the end thereof:

(l) "PERMITTED SENIOR INDEBTEDNESS" means Indebtedness in a maximum principal amount not to exceed $5,000,000 in the aggregate outstanding at any time, plus premium, interest, fees, expenses, reimbursements and other amounts, direct or contingent, for which Borrower, Guarantor or any of their Affiliates may hereafter be under obligation to one or more Senior Lenders and any promissory note, security agreement, pledge


                                       2

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       agreement, financing agreement, mortgage, deed of trust or other agreement or instrument related thereto, which by its terms is senior and prior to the Obligations pursuant to a Permitted Subordination Agreement.

(m) "PERMITTED SUBORDINATION AGREEMENT" a Subordination Agreement among the Lenders and the Senior Lenders, in the form of Exhibit B to the Amendment, or such other agreement (i) containing substantially the same material terms and conditions, or (ii) to which the Lenders may agree, which agreement may not be unreasonably withheld.

(n) "SENIOR LENDERS" means any bank, lending institution, financial institution, fund, investment partnership or other institutional lender or a group of lenders that holds Permitted Senior Indebtedness."

6. Section 6.03 of the Guarantee hereby is amended:

           (a) by deleting the word "and" from the end of Section 6.03(a)(vi); by adding the word "and" to the end of Section 6.03(a)(vii); and by adding the following clause 6.03(a)(viii);

              "(viii) Liens securing Permitted Senior Indebtedness in favor of the Senior Lenders."

           (b) by deleting the word "and" from the end of Section 6.03(b)(vii); by adding the word "and" to the end of Section 6.03(b)(viii); and by adding the following Section 6.03(b)(ix):

              "(ix)  Permitted Senior Indebtedness."

7. The Guarantor and the Lenders agree that any other provision of the Guarantee which is inconsistent with the terms and conditions set forth in this Guarantee Amendment hereby is automatically deemed amended in such manner so at to make such provision consistent with the terms hereof.

8. The Guarantor represents and warrants to the Lenders that:

    (a) No event has occurred and is continuing, or would result from the execution and delivery of this Guarantee Amendment, which constitutes or would constitute a Default or an Event of Default.

    (b) The Guarantor has the legal capacity to execute, deliver and perform this Guarantee Amendment and the other Loan Documents to which the Guarantor is a party and to perform the Guarantee, as amended hereby.

    (c) The execution, delivery and performance by the Guarantor of this Guarantee Amendment and the other Loan Documents to which the Guarantor is a party, and the performance by the Guarantor of such documents:

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           (i)  do not and will not contravene any law or, to the Guarantor's knowledge, any contractual restriction binding on or otherwise affecting the Guarantor, or any of the Guarantor's properties, and

           (ii) do not and will not result in or require the creation of any Lien upon or with respect to any of the Guarantor's properties, other than the security interests created by the Loan Documents to which it is a party or as otherwise set forth herein, except in the case of either (i) or (ii) for any contravention or Lien which would not have a Material Adverse Effect.

    (d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, is required for the due execution, delivery and performance by the Guarantor of the Guarantee Amendment or any other Loan Document to which the Guarantor is a party.

    (e) Each of this Guarantee Amendment, the other Loan Documents to which the Guarantor is a party and the Guarantee, as amended hereby, constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

9. The parties acknowledge and agree that, concurrently with the transactions contemplated by the Amendment, CJP is assigning to certain of the Lenders its entire interest in its Initial Loan in the principal amount of $500,000 (after the payment of interest by the Borrower contemplated by the Amendment) and LHI is assigning to certain of the Lenders $100,000 principal amount of interest of its Initial Loan, such that after giving effect to such assignments, the ownership of the Initial Loans will be as set forth in Exhibit A to the Amendment and, accordingly, CJP is no longer a beneficiary of the Guarantee and is no longer entitled to any rights thereunder from and after the relevant assignments taking effect.

10. The Guarantor acknowledges and agrees that the Additional Warrants when issued shall each constitute Warrants under, and as defined in, the Registration Rights Agreement and any Warrant Shares (as defined in the Registration Rights Agreement) issued or issuable pursuant thereto shall constitute Registrable Securities (as defined in the Registration Rights Agreement).

11. If any of the Lenders assigns or transfers all or any of its rights in respect of the Initial Loans, the Tranche A Loan, the Notes, the Term Loan Agreement or any other Loan Document to an assignee (the "Permitted Assignee") in accordance with section 8.06 of the Term Loan Agreement (the "Assigned Rights"), the Guarantor agrees that upon the assignment or transfer becoming effective, the Permitted Assignee shall thereafter be treated as a Lender for all purposes of the Loan Documents in respect of the Assigned Rights (including, without limitation, for all purposes of the Guarantee and the Security) and the Permitted Assignee shall


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be entitled to the full benefit thereof as if the Permitted Assignee were an original party in respect of such benefits.

12. (a) Except as otherwise expressly provided herein, the Guarantee shall continue to be in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date hereof
           (i) all references in the Guarantee to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Guarantee shall mean the Guarantee as amended by this Guarantee Amendment, and (ii) all references in the other Loan Documents to which any Loan Party is a party to the "Guarantee", "thereto", "thereof", "thereunder" or words of like import referring to the Guarantee shall mean the Guarantee as amended by this Guarantee Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Guarantee Amendment shall not operate as a waiver of any right, power or remedy of the Lenders under the Guarantee or any other Loan Document, nor constitute a waiver of any provision of the Guarantee or any other Loan Document.

    (b) This Guarantee Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

    (c) Section headings herein are included for convenience of reference only and shall not constitute a part of this Guarantee Amendment for any other purpose.

13. The Guarantor and the Lenders will, from time to time, at the expense of the Guarantor execute and deliver all such further documents and instruments and do all acts and things as the Lenders or the Security Agent, on the one hand, or the Guarantor, on the other hand, may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Guarantee Amendment.

14. This Guarantee Amendment shall enure to the benefit of, and shall be binding upon, the parties and their respective successors and assigns.

15. This Guarantee Amendment shall be governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

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         DATED as of the 30th day of April, 1999.

                                    GUARANTOR

                                    VISIBLE GENETICS INC.

                                    By:
                                       -----------------------------------------
                                       Jeffrey Sherman
                                       Vice President-Finance

                                    LENDERS:

                                    HILAL CAPITAL, LP

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    HILAL CAPITAL QP, LP

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    HILAL CAPITAL INTERNATIONAL, LTD.

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    HILAL CAPITAL MANAGEMENT LLC,
                                    as advisors to Leo Holdings, Inc.

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


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                                    HIGHBRIDGE INTERNATIONAL LLC

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                     As to Paragraph 10 only:

                                     C. J. PARTNERS L.P.

                                     By:
                                       -----------------------------------------
                                        Name:
                                        Title:

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